Exhibit 1


                                  [$______________]

                           Minnesota Power & Light Company

              First Mortgage Bonds, [__%] Series Due [___________, 20__]

                                UNDERWRITING AGREEMENT

                                                       [__________, 199_]
                                                       New York, New York


          [Insert Name(s)
          and Address(es)
          of Underwriter(s)]

          Dear Sirs:

                    Minnesota Power & Light Company, a public utility incorporated under the laws of Minnesota (the "Company"), proposes to issue and sell to you (the "Underwriter"), [$__________] principal amount of its First Mortgage Bonds, [__%] Series Due [___________, 20__] (the "Bonds"). The Bonds will be issued under the Company's Mortgage and Deed of Trust, dated as of September 1, 1945, to Irving Trust Company (now The Bank of New York) and Richard D. West (W. T. Cunningham, successor), as Trustees, as supplemented and as it will be further supplemented by a [________] Supplemental Indenture, to be dated as of [____________, 199_], in substantially the form heretofore delivered to the Underwriter (the "[__________] Supplemental Indenture"). The Mortgage and Deed of Trust, as to be supplemented, are hereinafter referred to as the "Mortgage."

                    1.   Sale and Purchase.  The Company will issue and
                         -----------------
          sell to the Underwriter, and the Underwriter will purchase from the Company, [$______________] in aggregate principal amount of the Bonds at a purchase price of [____%] of their principal amount, plus accrued interest, if any, from [__________, 199_] to the date of payment for and delivery of the Bonds. The obligations of the Company and the Underwriter under this Agreement are undertaken on the basis of the representations and are subject to the conditions in this Agreement.

                    2.   Payment and Delivery.  Delivery by the Company of
                         --------------------
          the Bonds to the Underwriter, and payment of the purchase price by certified or official bank check or checks payable in New York Clearing House (next-day) funds to the Company, will take place at the offices of Reid & Priest LLP, 40 West 57th Street, New York, New York, at 10:00 a.m., New York City time, on [____________, 199_], or at such time on such other date as may be agreed upon by the Company and the Underwriter (the "Closing Date").

                    The Bonds will be in definitive fully-registered form without coupons, registered in such names and in such denominations as the Underwriter requests at least three full business days before the Closing Date. If no such request is received by said time, the Company shall have the right to deliver the Bonds registered in the name of the Underwriter in such denominations as the Company may determine. The Bonds will be made available to the Underwriter for checking and packaging, at the offices of The Bank of New York, One Wall Street, New York, New York, at least one full business day before the Closing Date.

                    3.   Registration Statement and Prospectus; Public
                         ---------------------------------------------
          Offering.  The Company has filed with the Securities and Exchange
          --------
          Commission (the "Commission"), pursuant to the Securities Act of 1933 (the "Securities Act") and the published rules and regulations adopted by the Commission under it (the "Rules"), a registration statement on Form S-3, including a combined prospectus ("Registration Statement No. 333-[______]"), relating to the registration of $75,000,000 principal amount of its First Mortgage Bonds, and such registration statement was declared effective on [___________, 199_]. The Company has also filed with the Commission pursuant to the Securities Act a registration statement on Form S-3, including a prospectus ("Registration Statement No. 33-55240"), relating to the registration of $80,000,000 principal amount of its First Mortgage Bonds, of which all but $5,000,000 principal amount have been previously issued. The term "preliminary prospectus" means any preliminary prospectus (as referred to in Rule 430 of the Rules) included at any time as a part of Registration Statement No. 333-[______]. Copies of such registration statements and any amendments thereto and of each preliminary prospectus included as part of Registration Statement No. 333-[______] have been delivered to the Underwriter. Registration Statement No. 333-[______] and Registration Statement No. 33-55240, each as may be amended to the date of this Agreement, including financial statements and all exhibits, and the combined prospectus, as supplemented by a prospectus supplement relating to the Bonds, proposed to be filed pursuant to Rule 424 are hereinafter respectively called the "Registration Statements" and the "Prospectus." References herein to the term "Effective Date" shall be deemed to refer to the later of the time and date Registration Statement No. 333- [______] was declared effective or the time and date of the filing of the Company's most recent Annual Report on Form 10-K if such filing is made prior to the Closing Date. Any reference herein to the Registration Statements, any preliminary prospectus or the Prospectus includes the documents incorporated by reference (the "Incorporated Documents") therein pursuant to Item 12 of Form S-3 under the Securities Act and filed under the Securities Exchange Act of 1934 (the "Exchange Act") on or before the Effective Date or date of such preliminary prospectus or the Prospectus, as the case may be, and any reference herein to "amend," "amendment" or "supplement" with respect to the Registration Statements, any preliminary prospectus or the Prospectus includes the filing of any document under the Exchange Act after the Effective Date or the date of any preliminary prospectus or the Prospectus, as the case may be, and incorporated in such document by reference if such filing is made prior to the Closing Date.

                    The Company understands that the Underwriter proposes to make a public offering of the Bonds, as described in the Prospectus, as soon after the date of this Agreement as the Underwriter deems advisable. The Company confirms that the Underwriter and dealers have been authorized to distribute each preliminary prospectus, if any, and are authorized to distribute the Prospectus and any amendments or supplements to it.

                    4.   Representations of the Company.  The Company
                         ------------------------------
          represents to the Underwriter as follows:

                         (a) The Company meets the requirements for use of Form S-3 under the Securities Act.

                         (b) On the Effective Date, and at the Closing Date, the Registration Statements and, at the date of the filing of the Prospectus, and at the Closing Date, the Prospectus, as each may be amended or supplemented, and the Mortgage fully complied or will fully comply in all material respects with the applicable provisions of the Securities Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Rules, or pursuant to the Rules will be deemed to comply therewith; on said Effective Date and Closing Date the Registration Statements, as each may be amended or supplemented, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; on said date of filing of the Prospectus and the Closing Date, the Prospectus, as it may be amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on said date of filing of the Prospectus and the Closing Date, the Incorporated Documents will fully comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder (the "Exchange Act Rules"), and, when read together with the Prospectus, as it may be amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that this representation does not apply to (1) statements or omissions made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for use in the Registration Statements or the Prospectus, as they may be amended or supplemented or (2) the portion of the Registration Statements constituting the respective Statements of Eligibility and Qualification, or amendments thereto, of The Bank of New York and
          W. T. Cunningham, as Trustees, under the Trust Indenture Act except statements or omissions made in reliance on and in conformity with information furnished in writing to the Trustee by or on behalf of the Company for use in such Statements of Eligibility and Qualification or any amendments thereto.

                         (c)  Since the respective dates as of which
          information is given in the Registration Statements and the Prospectus, as they may be amended or supplemented, there has not been any material adverse change in the management, business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole, and there has not been any material transaction entered into by the Company or its subsidiaries, other than transactions in the ordinary course of business and transactions set forth in or contemplated by the Registration Statements and the Prospectus, as they may be amended or supplemented. The Company and its subsidiaries have no material contingent obligation which is not disclosed in the Registration Statements and the Prospectus, as they may be amended or supplemented.

                         (d)  Any Incorporated Documents filed and
          incorporated by reference prior to the Closing Date shall, when they are filed with the Commission, conform in all material respects with the requirements of the Exchange Act and the Exchange Act Rules.

                         (e) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against it in accordance with its terms.

                         (f)  The consummation of the transactions
          contemplated by this Agreement and the fulfillment of its terms will not result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is now a party.

                         (g)  The Bonds, when issued and delivered as
          provided in this Agreement, will constitute legal, valid and binding obligations of the Company in accordance with their terms except as the same (1) may be subject to bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights and (2) may be limited by general principles of equity (whether such enforceability is considered in a proceeding in equity or in law).

                         (h) The description of the Bonds in Registration Statement No. 333-[______] and the Prospectus, as they may be amended or supplemented, is, and at the Closing Date will be, complete and accurate in all respects. The [________] Supplemental Indenture conforms to the description thereof contained in the Registration Statements and the Prospectus, as they may be amended or supplemented.

                         (i)  The Company has filed a Petition for
          Certification of Capital Structure with the Minnesota Public Utilities Commission ("Minnesota Commission") pursuant to the Minnesota Public Utilities Act with respect to the issuance and sale by the Company of the Bonds. The Minnesota Commission has entered an authorizing order approving the capital structure including the issuance and sale of the Bonds. Apart from such authorizing order of the Minnesota Commission, no consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part herein contemplated, except such as have been obtained under the Securities Act or the Rules.

                    5.   Agreements of the Company.  (a)  The Company will
                         -------------------------
          not file any amendment or supplement to the Registration Statements or the Prospectus unless a copy has first been submitted to the Underwriter a reasonable time before its filing and the Underwriter has not reasonably objected to it in writing within a reasonable time after receiving the copy.

                         (b)  The Company will promptly advise the
          Underwriter (1) of the initiation or threatening of any proceedings for, or receipt by the Company of any notice with respect to, the suspension of the qualification of the Bonds for sale in any jurisdiction or the issuance of any order by the Commission suspending the effectiveness of the Registration Statements and (2) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statements, any preliminary prospectus or the Prospectus or to the transactions contemplated by this Agreement. The Company will make every reasonable effort to prevent the issuance of an order suspending the effectiveness of the Registration Statements and, if any such order is issued, to obtain its lifting as soon as possible.

                         (c) The Company will deliver to the Underwriter without charge one signed copy, or one conformed copy certified by an officer of the Company, of each of the Registration Statements and of any amendments thereto (including all exhibits filed with any such document) and as many conformed copies of the Registration Statements as the Underwriter may reasonably request.

                         (d)  During such period as a prospectus is
          required by law to be delivered by the Underwriter or a dealer, the Company will deliver, without charge, to the Underwriter and to dealers, at such office or offices as the Underwriter may designate, as many copies of the Prospectus as the Underwriter may reasonably request, and, during such period (not exceeding nine months) after the Effective Date if any event occurs as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements in it, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading in any material respect, or if during such period it is necessary to amend or supplement the Prospectus to comply with the Securities Act or Rules, the Company will promptly prepare, submit to the Underwriter, file, subject to paragraph (a) of this Section, with the Commission and deliver, without charge, to the Underwriter and to dealers (whose names and addresses the Underwriter will furnish to the Company) to whom Bonds may have been sold by the Underwriter, and to other dealers on request, amendments or supplements to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading in any material respect and will comply with the Securities Act and the Rules; provided that should such event relate solely to the activities of the Underwriter, then the Underwriter shall assume the expense of preparing and furnishing any such amendment or supplement. In case the Underwriter is required to deliver a Prospectus after the expiration of nine months from the Effective Date, the Company, upon the request of the Underwriter, will furnish to the Underwriter, at the expense of the Underwriter, a reasonable quantity of an amendment or supplement complying with Section 10(a) of the Securities Act. Delivery by the Underwriter of any such amendments or supplements to the Prospectus will not constitute a waiver of any of the conditions in Section 6.

                         (e) The Company will make generally available to the Company's security holders, as soon as practicable but in no event later than the last day of the 15th full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules.

                         (f) The Company will take such actions as the Underwriter reasonably designates in order to qualify the Bonds for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Underwriter reasonably designates.

                         (g) The Company will pay, or reimburse if paid by the Underwriter, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including costs and expenses relating to (1) the preparation, printing and filing of the Registration Statements and exhibits thereto, each preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statements and the Prospectus, except as provided in Section 5(d), the printing or other reproduction of the [________] Supplemental Indenture, which [_________] Supplemental Indenture is to be promptly filed and recorded after execution and delivery of it to the Trustees, in the counties where the mortgaged property of the Company is located, (2) the authorization and issuance of the Bonds and the preparation and delivery of the forms of the Bonds sold by the Company to the Underwriter, (3) the registration or qualification of the Bonds for offer and sale under the securities or "blue sky" laws of the jurisdictions referred to in the foregoing paragraph and the determination of the legality of the Bonds for investment, including the reasonable fees and disbursements of counsel for the Underwriter (not to exceed $______) in that connection, and the preparation and printing of preliminary and supplemental "blue sky" memoranda and legal investment memoranda,
          (4) except as provided in Section 5(d), the furnishing (including costs of shipping and mailing) to the Underwriter and to dealers of copies of the Registration Statements, each preliminary prospectus, the Prospectus, and all amendments or supplements to the Prospectus, and of the other documents required by this Section to be so furnished, (5) any fees charged by securities rating services for rating the Bonds, (6) all transfer taxes, if any, with respect to the sale and delivery of the Bonds by the Company to the Underwriter, and (7) the fees and expenses of the Trustees, and Paying Agent or Registrar under the [_________] Supplemental Indenture and the reasonable fees and disbursements of counsel for any Trustee in connection with the [_________] Supplemental Indenture or the Bonds.

                    6.   Conditions of the Underwriter's Obligation.  The
                         ------------------------------------------
          obligation of the Underwriter to purchase the Bonds is subject to the accuracy, on the date of this Agreement and on the Closing Date, of the representations of the Company in this Agreement, to the accuracy and completeness of all statements made by the Company or any of its officers in any certificate delivered to the Underwriter or its counsel pursuant to this Agreement, to performance by the Company of its obligations under this Agreement and to each of the following additional conditions:

                         (a) All filings required by Rule 424 of the Rules must have been made.

                         (b) No order suspending the effectiveness of the Registration Statements may be in effect and no proceedings for such purpose may be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statements or the Prospectus or otherwise) must have been complied with.

                         (c) Since the respective dates as of which such information is given in the Registration Statements and the Prospectus, as they may be amended or supplemented, (1) there must not have been any material change in the capital stock or long-term debt of the Company and its subsidiaries, taken as a whole, (2) there must not have been any material adverse change in the management, business, properties, financial condition, or results of operations of the Company and its subsidiaries, taken as a whole, other than transactions in the ordinary course of business and transactions set forth in or contemplated by the Prospectus, and (3) there must not have occurred any event that makes untrue or incorrect in any material respect any statement or information contained in the Prospectus or that is not reflected in the Prospectus but should be reflected in it in order to make the statements or information in it not misleading in any material respect; and in the judgment of the Underwriter, any such development referred to in clause (1), (2) or (3) makes it impracticable or inadvisable to consummate the sale and delivery of the Bonds by the Underwriter at the initial public offering price.

                         (d) The Underwriter must have received on the Closing Date a certificate, dated such date, of the chief executive officer, the chief operating officer or the chief financial officer of the Company certifying that (1) the signer has carefully examined the Registration Statements and the Prospectus (including any Incorporated Documents) and this Agreement, (2) the representations of the Company in this Agreement are accurate on and as of the date of the certificate,
          (3) there has not been any material adverse change in the management, business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, other than transactions in the ordinary course of business and transactions set forth in or contemplated in the Prospectus,
          (4) to the knowledge of such officer, no order suspending the effectiveness of the Registration Statements or prohibiting the sale of the Bonds has been issued and no proceedings for such purpose are pending before or threatened by the Commission, (5) there has been no document required to be filed under the Exchange Act and the Exchange Act Rules that upon such filing would be deemed to be an Incorporated Document that has not been so filed, and (6) the Company has performed all agreements that this Agreement requires it to perform by the Closing Date.

                         (e) Since the date of this Agreement, there must not have been any decreases in the rating of the Company's First Mortgage Bonds by Moody's Investor Service, Inc. or Standard & Poor's Corporation.

                         (f) The Underwriter must receive on the Closing Date opinions dated the Closing Date substantially in the form of Annex A-1 and A-2 to this Agreement from the counsel identified in Annex A-1 and A-2, respectively.

                         (g) The Underwriter must receive on the Closing Date from Lane & Mittendorf LLP, its counsel, an opinion dated the Closing Date with respect to the Company, the Bonds, the Registration Statements, the Prospectus, the [________] Supplemental Indenture, this Agreement and the form and sufficiency of all proceedings taken in connection with the sale and delivery of the Bonds. Such opinion and proceedings shall be satisfactory in all respects to the Underwriter. The Company must have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to render such opinion.

                         (h) The Underwriter must receive on the Closing Date a signed letter, dated the Closing Date, from Price Waterhouse LLP to the effect that (1) they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder, (2) in their opinion, the consolidated financial statements audited by them and incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations thereunder with respect to registration statements on Form S-3, (3) on the basis of a reading of the unaudited consolidated financial statements of the Company incorporated by reference in the Prospectus, the latest available unaudited consolidated financial data of the Company since the close of the Company's most recent audited fiscal year, the minutes and consents of the Board of Directors since the end of the most recent audited fiscal year, and inquiries of officials of the Company who have responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards and would not necessarily reveal matters of significance with respect to the comments made in such letter, and, accordingly, that Price Waterhouse LLP makes no representations as to the sufficiency of such procedures for the Underwriter's purposes), nothing has come to their attention which caused them to believe that (i) the unaudited consolidated financial statements of the Company incorporated by reference in the Prospectus (1) do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the published rules and regulations thereunder or (2) are not stated on a basis substantially consistent with that of the audited consolidated financial statements of the Company incorporated by reference in the Prospectus, (ii) at the date of the latest available unaudited financial data read by them and at a specified date not more than five days prior to the Closing Date there was any change in the capital stock or long-term debt of the Company and its subsidiaries, or any decrease in the Company's consolidated net current assets or shareholders' equity, in each case as compared with amounts shown in the most recent consolidated financial information incorporated by reference in the Prospectus, except in all instances for changes or decreases which the Prospectus, as amended or supplemented, discloses have occurred or may occur, or which are disclosed in such letter, or
          (iii) for the period from the date of the most recent audited consolidated financial statements to the date of the latest available unaudited financial data read by them and for the period from the date of the latest available unaudited financial data read by them to a specified date not more than five days prior to the Closing Date, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated operating revenues or in the total or per average share amounts of net income, except in all instances for decreases which the Prospectus, as amended or supplemented, discloses have occurred or may occur, or which are disclosed in such letter, and (4) they have carried out certain procedures and made certain findings, as specified in such letter, with respect to certain amounts included or incorporated by reference in Registration Statement No. 333-[______] and the Prospectus and such other items as the Underwriter may reasonably request.

                         (i) The Underwriter must receive on the Closing Date a signed letter, dated the Closing Date, from Ernst & Young LLP substantially in the form of Annex A-3 to this Agreement.

                    All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement will comply with this Agreement only if they are in form and scope satisfactory to counsel for the Underwriter.

                    7.   Indemnification.  (a)  The Company will indemnify
                         ---------------
          and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter, and each person, if any, who controls the Underwriter, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages and liabilities, joint or several (including any investigation, legal or other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statements or the Prospectus or any amendment or supplement to the Registration Statements or the Prospectus (including any Incorporated Document), or the omission or alleged omission to state in it a material fact required to be stated in it or necessary to make the statements in it not misleading, provided that the Company will not be liable to the extent that such loss, claim, damage, or liability arises from the sale of the Bonds in the public offering to any person by the Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission (1) made in reliance on and in conformity with information furnished in writing to the Company by the Underwriter expressly for use in the document or (2) in a preliminary prospectus if the Prospectus corrects the untrue statement or omission or alleged untrue statement or omission which is the basis of the loss, claim, damage or liability for which indemnification is sought and a copy of the Prospectus was not sent or given to such person at or before the confirmation of the sale to such person in any case where such delivery is required by the Securities Act, unless such failure to deliver the Prospectus was a result of noncompliance by the Company with
          Section 5(d). This indemnity agreement will be in addition to any liability that the Company might otherwise have.

                         (b)  The Underwriter will indemnify and hold
          harmless the Company, its officers and directors, and each person, if any, who controls any thereof within the meaning of
          Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only insofar as losses, claims, damages or liabilities arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in or in reliance on and in conformity with information furnished in writing to the Company by the Underwriter expressly for use in preparation of the documents in which the statement or omission is made or alleged to be made. The Company acknowledges that the statements on the cover page with respect to the price to the public, underwriting discounts and commissions and proceeds to the Company, statements with respect to stabilization on the second page of, and the statements under the caption "Underwriting" in, any preliminary prospectus and the Prospectus constitute the only information furnished in writing to the Company by the Underwriter expressly for use in any such document. This indemnity agreement will be in addition to any liability that the Underwriter might otherwise have.

                         (c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify in writing each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in, and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its counsel in any such action, but the fees and expenses of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has been advised by such counsel employed by it that there may be legal defenses available to it involving potential conflict with the interests of an indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the fees and expenses of counsel will be at the expense of the indemnifying party or parties and all such fees and expenses will be reimbursed promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent or, in connection with any proceeding or related proceeding in the same jurisdiction, for the fees and expenses of more than one separate counsel for all indemnified parties.

                    8.   Contribution.  If recovery is not available under
                         ------------
          the foregoing indemnification provisions of Section 7, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Bonds (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances.
          The Company and the Underwriter agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                    9.   Termination.  This Agreement may be terminated by
                         -----------
          the Underwriter by notifying the Company at any time

                         (a) at or before the Closing Date if, in the judgment of the Underwriter, payment for the delivery of the Bonds is rendered impracticable or inadvisable because (1) trading in the equity securities of the Company is suspended by the Commission or by the New York Stock Exchange, (2) additional material governmental restrictions, not in force on the date of this Agreement, are imposed upon trading in securities generally or minimum or maximum prices have been generally established on the New York Stock Exchange or on the American Stock Exchange, or trading in securities generally has been suspended or limited on either such Exchange or a general banking moratorium has been established by Federal or New York authorities, or (3) any outbreak or material escalation of hostilities or other calamity or crisis occurs the effect of which is such as to make it impracticable to market the Bonds, or

                         (b) at or before the Closing Date, if any of the conditions specified in Section 6 have not been fulfilled when and as required by this Agreement.

                    If this Agreement is terminated pursuant to any of its provisions, except as otherwise provided, the Company will not be under any liability to the Underwriter and the Underwriter will not be under any liability to the Company, except that (A) if this Agreement is terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms of this Agreement or because any of the conditions in
          Section 6 are not satisfied, the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by them in connection with the proposed purchase and sale of the Bonds, and (B) if the Underwriter fails or refuses to purchase the Bonds agreed to be purchased by it under this Agreement, without some reason sufficient to justify cancellation or termination of its obligations under this Agreement, it will not be relieved of liability to the Company for damages occasioned by its default.

                    The Company shall not in any event be liable to the Underwriter for damages on account of loss of anticipated profits.

                    10.  Miscellaneous.  The reimbursement, indemnification
                         -------------
          and contribution agreements in Sections 5, 7, 8 and 9 and the representations and agreements of the Company and the Underwriter in this Agreement will remain in full force and effect regardless of any termination of this Agreement, any investigation made by or on behalf of the Underwriter, the Company, or any controlling person and delivery of and payment for the Bonds.

                    This Agreement is for the benefit of the Underwriter, the Company, and their successors and assigns, and, to the extent expressed in this Agreement, for the benefit of persons controlling the Underwriter or the Company, directors and officers of the Company and directors, officers, employees and agents of the Underwriter, and their respective successors and assigns, and no other persons, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" does not include any purchaser of Bonds from the Underwriter merely because of such purchase.

                    All notices and communications under this Agreement will be in writing and mailed or delivered, by messenger, facsimile transmission or otherwise, to the Underwriter at [_______________________________________________________________]
          Attention: [____________________] and to the Company, at 30 West Superior Street, Duluth, Minnesota 55802, Attention: Chief Financial Officer. Any such notice or communication shall take effect upon receipt thereof.

                    This Agreement may be signed in multiple counterparts that taken as a whole constitute one agreement.

                    THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                    Please confirm that the foregoing correctly sets forth the agreement between us.

                                        Very truly yours,

                                        MINNESOTA POWER & LIGHT COMPANY


                                        By:______________________________
                                           Title:


          Confirmed:

          [Name(s) of Underwriter(s)]


          By:__________________________________
             Title:

                                                                  ANNEX A-1


                         FORM OF OPINION OF REID & PRIEST LLP


                                                       [__________, 199_]


          [Insert Name(s)
          and Address(es)
          of Underwriter(s)]

          Dear Sirs:

                    Reference is made to the sale by Minnesota Power & Light Company ("Company") of [$________] principal amount of its First Mortgage Bonds, __% Series Due [____________, 20__] (the "Bonds"). The Bonds will be issued under the Company's Mortgage and Deed of Trust, dated as of September 1, 1945, to Irving Trust Company (now The Bank of New York) and Richard H. West (W. T. Cunningham, successor), as Trustees, as amended and supplemented by all indentures supplemental thereto, including a [____________] Supplemental Indenture thereto dated as of [____________, 199_] (said Mortgage and Deed of Trust, as so supplemented, being hereinafter called the "Mortgage"). We advise you that we have acted as counsel to the Company in connection with such issuance and sale and have participated in the preparation of (a) the Mortgage; (b) Registration Statement Nos. 333-[______] and 33-55240, each as filed by the Company with the Securities and Exchange Commission for the registration of the Company's First Mortgage Bonds under the Securities Act of 1933, as amended (the "Act"), and for the qualification under the Trust Indenture Act of 1939 of the Mortgage (such registration statements, as amended at the Effective Date (as such term is defined in the Agreement referred to below), being hereinafter collectively referred to as the "Registration Statements"); (c) the combined prospectus constituting part of Registration Statement No. 333-[______], as amended and supplemented by a prospectus supplement relating to the Bonds ("Prospectus"); and
          (d) the Underwriting Agreement dated [_____________, 199_] between the Company and you ("Agreement"). In addition, we have reviewed the petition filed by the Company with the Minnesota Public Utilities Commission seeking authorization to issue the Bonds, and the order issued by said Commission in response to said petition.

                    We have reviewed all corporate proceedings taken by the Company in respect of the authorization of the Mortgage and the issuance and sale of the Bonds thereunder.

                    Upon the basis of our familiarity with these transactions, we are of the opinion that:

                    1. The Mortgage has been duly and validly authorized by all necessary corporate action, has been duly and validly executed and delivered, and is a valid and binding mortgage of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting enforcement of mortgagees' and other creditors' rights generally and equitable limitations on the enforceability of specific remedies.

                    2. The Bonds are legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting enforcement of mortgagees' and other creditors' rights generally and equitable limitations on the enforceability of specific remedies and are entitled to the benefit of the security afforded by the Mortgage.

                    3. An authorizing order has been issued by the Minnesota Public Utilities Commission certifying the Company's capital structure and authorizing the issuance and sale of the Bonds, and to the best of our knowledge, said order is still in full force and effect; and no further approval, authorization, consent or order of any public board or body (other than in connection or in compliance with the provisions of the securities or "blue sky" laws of any jurisdiction) is legally required for the authorization of the issuance and sale of the Bonds.

                    4. The Registration Statements and the Prospectus (except as to the financial statements, statement of income and other financial or statistical data contained therein, upon which we do not pass) comply as to form in all material respects with the requirements of the Act and the applicable instructions, rules and regulations of the Securities and Exchange Commission thereunder; the Registration Statements have each become, and at the date hereof each of the Registration Statements is, effective under the Act, and to the best of our knowledge no proceedings for a stop order with respect thereto are pending or threatened under Section 8 of the Act.

                    5. The Mortgage is duly qualified under the Trust Indenture Act of 1939.

                    6. The Mortgage and the Bonds conform, as to legal matters, with the statements concerning them made in the Prospectus under the headings "Description of New Bonds" and "Certain Terms of the Offered Bonds."

                    7.   The Agreement has been duly and validly
          authorized, executed and delivered by the Company and is a valid and legally binding obligation of the Company.

                    In passing upon the forms of the Registration Statements and the Prospectus, we necessarily assume the correctness and completeness of the statements made or included therein by the Company and take no responsibility therefor, except insofar as such statements relate to us and as set forth in the Prospectus under the heading "Legal Opinions" and in paragraph 6 above. In the course of the preparation by the Company of the Registration Statements and the Prospectus, we have had conferences with certain of its officers and representatives, with other counsel for the Company and with Price Waterhouse LLP and Ernst & Young LLP, the independent certified public accountants who examined certain of the Company's financial statements incorporated by reference in the Registration Statements. Our examination of the Registration Statements and the Prospectus, and our discussions in the above-mentioned conferences did not disclose to us any information which gives us reason to believe that, at the Effective Date, the Registration Statements contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus at the time it was filed electronically with the Commission pursuant to Rule 424, and the Prospectus, as amended or supplemented at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We do not express any opinion or belief as to the financial statements, statement of income or other financial or statistical data contained in the Registration Statements or in the Prospectus.

                    We are members of the New York Bar and do not hold ourselves out as experts on the laws of Minnesota. As to all matters of Minnesota law (and as to the incorporation of the Company, titles to property, franchises and the lien of the Mortgage, upon which we do not pass), we have relied with your consent upon the opinion of even date herewith addressed to you by Philip R. Halverson, Esq., Vice President, General Counsel and Corporate Secretary of the Company.

                                             Very truly yours,



                                             REID & PRIEST LLP

                                                                  ANNEX A-2


          FORM OF OPINION OF
          PHILIP R. HALVERSON, ESQ.
          VICE PRESIDENT, GENERAL COUNSEL
          AND CORPORATE SECRETARY OF
          MINNESOTA POWER & LIGHT COMPANY


                                                       [________, 199_]



          [Insert Name(s)
          and Address(es)
          of Underwriter(s)]

          Dear Sirs:

                    Reference is made to the sale by Minnesota Power & Light Company ("Company") of [$___________] principal amount of its First Mortgage Bonds, [__%] Series Due [___________, 20__] (the "Bonds"). The Bonds will be issued under the Company's Mortgage and Deed of Trust, dated as of September 1, 1945, to Irving Trust Company (now The Bank of New York) and Richard H. West (W. T. Cunningham, successor), as Trustees, as amended and supplemented by all indentures supplemental thereto, including a [____________] Supplemental Indenture thereto dated as of [___________, 199_] (said Mortgage and Deed of Trust, as so supplemented, being hereinafter called the "Mortgage"). I advise you that I am General Counsel to the Company and have acted in that capacity in connection with such issuance and sale and have participated in the preparation of (a) the Mortgage; (b) Registration Statement Nos. 333-[_______] and 33-55240, each as filed by the Company with the Securities and Exchange Commission for the registration of the Company's First Mortgage Bonds under the Securities Act of 1933, as amended (the "Act"), and for the qualification under the Trust Indenture Act of 1939 of the Mortgage (such registration statements, as amended at the Effective Date (as such term is defined in the Agreement referred to below), being hereinafter collectively referred to as the "Registration Statements"); (c) the combined prospectus constituting part of Registration Statement No. 333-[______], as amended and supplemented by a prospectus supplement relating to the Bonds ("Prospectus"); (d) the Underwriting Agreement dated [_________, 199_] between the Company and you ("Agreement"); and
          (e) the petition filed by the Company with the Minnesota Public Utilities Commission seeking authorization to issue the Bonds.
          In addition, I have reviewed the order issued by said Commission in response to said petition.

                    I have reviewed all corporate proceedings taken by the Company in respect of the authorization of the Mortgage and the issuance and sale of the Bonds thereunder.

                    Upon the basis of my familiarity with these transactions and with the Company's properties and affairs generally, I am of the opinion that:

                    1. The Mortgage has been duly and validly authorized by all necessary corporate action, has been validly executed and delivered, and is a valid and binding mortgage of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting enforcement of mortgagees' and other creditors' rights generally and equitable limitations on the enforceability of specific remedies.

                    2. The Bonds are legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting enforcement of mortgagees' and other creditors' rights generally and equitable limitations on the enforceability of specific remedies and are entitled to the benefit of the security afforded by the Mortgage.

                    3. An authorizing order has been issued by the Minnesota Public Utilities Commission certifying the Company's capital structure and authorizing the issuance and sale of the Bonds, and to the best of my knowledge, said order is still in full force and effect; and no further approval, authorization, consent or order of any public board or body (other than in connection or in compliance with the provisions of the securities or "blue sky" laws of any jurisdiction) is legally required for the authorization of the issuance and sale of the Bonds.

                    4. The Registration Statements and the Prospectus (except as to the financial statements, statement of income and other financial or statistical data contained therein, upon which I do not pass) comply as to form in all material respects with the requirements of the Act and the applicable instructions, rules and regulations of the Securities and Exchange Commission thereunder; the Registration Statements have each become, and at the date hereof each of the Registration Statements is, effective under the Act and to the best of my knowledge no proceedings for a stop order with respect thereto are pending or threatened under
          Section 8 of the Act.

                    5. The Mortgage is duly qualified under the Trust Indenture Act of 1939.

                    6. The Mortgage and the Bonds conform, as to legal matters, with the statements concerning them made in the Prospectus under the headings "Description of New Bonds" and "Certain Terms of the Offered Bonds."

                    7.   The Agreement has been duly and validly
          authorized, executed and delivered by the Company and is a valid and legally binding obligation of the Company.

                    8. The Company is a validly organized and existing corporation under the laws of the State of Minnesota and is duly qualified to do business, and is doing business, in that State.

                    9. The Company is a public utility corporation duly authorized by its Articles of Incorporation to conduct the business which it is now conducting as set forth in the Prospectus and the Company holds valid and subsisting franchises, licenses and permits authorizing it to carry on the utility business in which it is engaged.

                    10. Each subsidiary of the Company is a validly organized and existing corporation under the laws of the State of its incorporation and is duly qualified to do business, and is doing business, in such State and in each other State in which the failure to qualify as a foreign corporation would be material to the Company and its subsidiaries, taken as a whole.

                    11. The Company has good and sufficient title to all the properties specifically described in the granting clauses of the Mortgage as owned by it, subject only to excepted encumbrances as defined in the Mortgage and other defects which the Company has the right to cure by condemnation proceedings if the property is necessary for utility purposes, and which, in my opinion, do not impair the use of such properties by the Company, except properties retired and properties previously released from the lien of the Mortgage, and except that the Company's practice is not to require examination of title, and I have not examined title, to land upon which the Company has merely a transmission or distribution line right of way or easement, reservoir lands, lands or rights held for flowage, flooding or seepage purposes, riparian rights, or other properties certified by the Company as costing $25,000 or less, titles to which lands, rights or properties could, if necessary for utility purposes, be perfected or obtained by condemnation proceedings. The description of all the properties so specifically described in the Mortgage is adequate to constitute the Mortgage a lien thereon, and said properties constitute all of the electric generating plants and other materially important physical properties and substantially all the other properties of the Company (other than those expressly excepted). The Mortgage constitutes a valid, direct and first mortgage lien upon the properties of the Company specifically described in the granting clauses of the Mortgage or upon the interest of the Company therein and upon the interest of the Company in all other properties described in the Mortgage and intended to be subject to the lien thereof, subject only to excepted encumbrances and defects as above stated, and will constitute a valid mortgage lien upon all permanent physical properties and franchises (other than those expressly excepted) acquired by the Company after the date of the [_________] Supplemental Indenture upon such acquisition, subject, however, to encumbrances and liens, if any, existing or placed thereon at the date of acquisition thereof by the Company, except that in the case of real estate or interests in real estate the title to which is registered, the Mortgage becomes a lien thereon upon the registration of said Mortgage against the appropriate certificates of title.

                    12. Other than as stated in the Registration Statements and the Prospectus there are no pending legal proceedings to which the Company or any subsidiary is a party or of which property of the Company or any subsidiary is the subject, which depart from the ordinary routine litigation incident to the kind of business conducted by the Company or any such subsidiary, and which is material to the Company and its subsidiaries, taken as a whole, and to the best of my knowledge no such proceedings are known to be contemplated by governmental authorities.

                    13. The portions of the answers to the items of the Registration Statements and the portions of the information contained in the Prospectus, which are stated therein to have been made on my authority as General Counsel of the Company, have been reviewed by me and, as to matters of law and legal conclusions, are correct.

                    14. Neither the execution by the Company of the [__________] Supplemental Indenture nor the issue and sale by the Company of the Bonds as contemplated by the Agreement nor the consummation by the Company of the other transactions contemplated by the Agreement conflicts with, or results in a breach of, the charter or by-laws of the Company or any subsidiary or any agreement or instrument known to me to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound, any law or regulation or, so far as is known to me, any order or regulation of any court, governmental instrumentality or arbitrator, and which conflict or breach is material to the Company and its subsidiaries, taken as a whole.

                    15. To the best of my knowledge, the Company is not currently in breach of, or in default under, any material written agreement or instrument to which it is a party or by which it or its property is bound or affected, and which breach or default is material to the Company and its subsidiaries, taken as a whole.

                    In passing upon the forms of the Registration Statements and the Prospectus, I necessarily assume the correctness and completeness of the statements made or included therein by the Company and take no responsibility therefor, except insofar as such statements relate to me and as set forth in the Prospectus under the headings "Experts" and "Legal Opinions" and in paragraphs 6 and 13 above. In the course of the preparation by the Company of the Registration Statements and the Prospectus, I had conferences with certain of its officers and representatives, with other counsel for the Company and with Price Waterhouse LLP and Ernst & Young LLP, the independent certified public accountants who examined certain of the Company's financial statements incorporated by reference in the Registration Statements. My examination of the Registration Statements and the Prospectus, and my discussions in the above-mentioned conferences did not disclose to me any information which gives me reason to believe that, at the Effective Date, the Registration Statements contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus at the time it was filed electronically with the Commission pursuant to Rule 424, and the Prospectus, as amended or supplemented at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. I do not express any opinion or belief as to the financial statements, statement of income or other financial or statistical data included in the Registration Statements or in the Prospectus.

                                             Very truly yours,



                                             PHILIP R. HALVERSON

                                                                  ANNEX A-3


          FORM OF LETTER FROM
          ERNST & YOUNG LLP


                                                       [________, 199_]


          ADESA Corporation
               and
          [Insert Name(s)
          and Address(es)
          of Underwriter(s)]

          Dear Sirs:

                    We have audited the consolidated balance sheet of ADESA Corporation ("the Company") and subsidiaries as of December 31,
          1995, and the consolidated statements of income, shareholders' equity, and cash flows for the period from July 1, 1995 to December 31, 1995, which are included (but not presented separately) in the consolidated financial statements of Minnesota Power & Light Company that are incorporated by reference in Minnesota Power & Light Company's Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission and incorporated by reference in the Registration Statement (No. 333-[______]) on Form S-3 filed by Minnesota Power & Light Company under the Securities Act of 1933 ("the Act"); our report with respect thereto is also incorporated by reference in such Registration Statement in the form in which it became effective, herein referred to as the "Registration Statement."

                    In connection with the Registration Statement:

                    1. We are independent auditors with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

                    2. We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 1995. Therefore, we are unable to express and do not express an opinion on the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, 1995.

                    3. This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted or otherwise referred to within or without the underwriting group for any other purpose, including, but not limited to, the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

                                                  Very truly yours,